Exhibit 32.2
HIGHPOINT RESOURCES CORPORATION
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
In connection with this quarterly report on Form 10-Q of HighPoint Resources Corporation for the fiscal quarter ended March 31, 2018, I, William M. Crawford, Senior Vice President - Treasury and Finance of HighPoint Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the fiscal quarter ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in this Form 10-Q for the fiscal quarter ended March 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of HighPoint Resources Corporation for the periods presented therein.

Date: May 8, 2018

/s/ William M. Crawford
William M. Crawford
Senior Vice President-Treasury and Finance
(Principal Financial Officer)